COMMUNITY SAVINGS, F. A.
                              AMENDED AND RESTATED
                       1995 RECOGNITION AND RETENTION PLAN
                       FOR EMPLOYEES AND OUTSIDE DIRECTORS

1.       ESTABLISHMENT OF THE PLAN

         Community Savings, F. A. hereby establishes the Association 1995 Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated in this Recognition Plan.

2.       PURPOSE OF THE PLAN

         The purpose of the Plan is to retain Employees and Outside Directors of experience and ability by providing such persons with a proprietary interest in the Association as compensation for their contributions to the Association and its Affiliates and as an incentive to make such contributions and to promote the Association's growth and profitability in the future.

3.       DEFINITIONS

         The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

         "AFFILIATE" means any "parent corporation" or "subsidiary corporation" of the Association, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

         "ASSOCIATION" means Community Savings, F.  A.

         "AWARD" means the grant by the Committee of Restricted Stock, as provided in the Plan.

         "BENEFICIARY" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

         "BOARD" means the Board of Directors of the Association or the Stock Holding Company in the event of a Conversion Transaction.

         "CAUSE" shall mean personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Association or an Affiliate.

         "CHANGE IN CONTROL" means:

         (1) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Association, the Company or the Stock Holding Company, or a similar transaction in which the Association, the Company or the Stock Holding Company is not the resulting entity;

         (2) individuals who constitute the Incumbent Board of the Association, the Company, or the Stock Holding Company cease for any reason to constitute a majority thereof; or

         (3) a change in control within the meaning of 12 C.F.R. Section 574.4, as determined by the board of directors of the Association, the Stock Holding Company or the Company;

         (4) In the event that the Company converts to the Stock Holding Company on a stand-alone basis, a "change in control" of the Association or the Stock Holding Company (a) shall mean an event of a nature that would be required to be reported in response to Item l (a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or l5(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or results in a Change in Control of the Association or the Stock Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, (b) without limitation shall be deemed to have occurred at such time as
(i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange
Act) other than the Stock Holding Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Association or the Stock Holding Company representing 25% or more of the Association's or the Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Association received by the Stock Holding Company in connection with the Reorganization or the Conversion Transaction and any securities purchased by the Association's employee stock ownership plan and trust shall not be counted in determining whether such plan is the beneficial owner of more than 25% of the Association's or the Stock Holding Company's securities, (ii) a proxy statement soliciting proxies from shareholders of the Association or the Stock Holding Company, by someone other than the current management of the Association, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Stock Holding Company or the Association or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Association or the Stock Holding Company, or (iii) a tender offer is made for 25% or more of the voting securities of the Association or the Stock Holding Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Association or the Stock Holding Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

         Notwithstanding, the foregoing, a "Change in Control" of the Association or the Company shall not be deemed to have occurred if the Company ceases to own at least 51 % of all outstanding shares of stock of the Association in connection with a conversion of the Company from mutual to stock form.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Stock Benefits Committee of the Board which shall consist of at least three Outside Directors of the Association, all of whom are and must be "disinterested directors," as that term is defined under Rule 16b-3 of the Securities Exchange Act of 1934.

         "COMPANY" means ComFed, M. H. C., the mutual holding company of the Association.

         "COMMON STOCK" means shares of the common stock, par value of $1.00 per share, of the Association, or in the event of a Conversion Transaction, the Stock Holding Company.

         "CONTINUOUS SERVICE" means the absence of any interruption or termination of service as an Employee of the Association. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Association or in the case of transfers between payroll locations of the Association or between the Association, its parent, its subsidiaries or its successor.

         "CONVERSION TRANSACTION" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion, as provided by regulations of the Office of Thrift Supervision ("OTS").

         "DIRECTOR" means any director of the Association or an Affiliate.

         "DISABILITY" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

         "EFFECTIVE DATE" shall be the date of execution of this Plan.

         "EMPLOYEE" means any person who is employed by the Association or its Affiliates, including officers.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "INCUMBENT BOARD" means, in the case of (i) the Company or the Stock Holding Company, or (ii) the Association, the Board of Directors of the Company, the Stock Holding Company or the Association, respectively, on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

         "OFFERING" means the initial public offering by the Association of up to 49.9% of the number of shares of Common Stock that will be outstanding after such Offering.

         "OUTSIDE DIRECTOR" means any nonemployee director of the Association or an Affiliate.

         "PLAN" means the Community Savings, F. A. 1995 Recognition and Retention Plan of the Association.

         "RECIPIENT" means an Employee or Director of the Association who receives a Restricted Stock Award under this Plan.

         "REORGANIZATION" means the reorganization of Community Savings, F. A. as a stock savings association and the establishment of the Company as its mutual holding company parent.

         "RESTRICTED PERIOD" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 hereof with respect to Restricted Stock awarded under the Plan.

         "RESTRICTED STOCK" means shares which have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6 hereof, so long as such restrictions are in effect.

         "RETIREMENT" means, with respect to an Employee, a termination of employment which constitutes a retirement from employment with the Corporation or a Subsidiary Company upon the earlier to occur of (a) the earlier to occur of such individual having (i) attained age 65 or (ii) completed 30 "Years of Service" as such phrase is defined in the Corporation's Employee Stock Ownership Plan (the "ESOP") or (b) the later to occur of (i) such individual attaining age 55 or (ii) completing fifteen or more "Years of Service" as defined in the ESOP. With respect to Outside Directors, retirement means retirement from service on the Board of Directors of the Company, the Association or the Stock Holding Company or any successor thereto (including service as a director emeritus or advisory director) after attaining the age of 65.

         "STOCK HOLDING COMPANY" means the holding company resulting from a stock conversion of the Company in a Conversion Transaction.

4.       ADMINISTRATION OF THE PLAN.

         4.01 ROLE OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Restricted Stock Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

         4.02 ROLE OF THE BOARD. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6.05, the Board may not revoke any Restricted Stock Award except in the event of Revocation for Cause, or with respect to unearned Restricted Stock Awards in the event a Recipient of a Restricted Stock Award voluntarily terminates employment with the Association.

          4.03 PLAN ADMINISTRATION RESTRICTIONS. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding any term to the contrary appearing in this Plan, unless permitted by Rule 16b-3(c)(2)(ii), subsequent to the establishment of the Plan, the Committee, and the Board of Directors shall not have the authority to determine the amount and price of securities to be awarded and/or timing of awards to Outside Directors which terms shall be set forth in the Plan. To the extent any provision of the Plan or action by Plan administrators fails to comply with this Section, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

         4.04 LIMITATION ON LIABILITY. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Restricted Stock Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Association shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Association and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that the provisions of 12 C.F.R. Section 545.121 shall apply to any indemnification made pursuant to this Section and any such indemnification shall be consistent therewith.

5.       ELIGIBILITY; AWARDS

         5.01 ELIGIBILITY. Employees and Outside Directors of the Association and its Affiliates are eligible to receive Restricted Stock Awards.

         5.02 AWARDS TO EMPLOYEES. The Committee may determine which of the Employees referenced in Section 5.01 will be granted Restricted Stock Awards and the number of Shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Plan, the Charter, Bylaws or Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan of the Association or any applicable federal or state law or regulation. Shares of Restricted Stock which are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under this Plan. In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Employees referenced in Section 5.01 will be granted additional Restricted Stock Awards to be awarded from forfeited Restricted Stock. In selecting those Employees to whom Restricted Stock Awards will be granted and the number of Restricted Stock covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Association and its Affiliates, the compensation paid to the Employees and any other factors the Committee may deem relevant, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Association and its Affiliates. The total number of shares that will be awarded or reserved for Employees under this Plan shall be at least three percent (3%) of the shares issued in the Offering.

          No Restricted Stock shall be earned unless the Employee maintains Continuous Service with the Association or any Affiliate until the restrictions lapse.

         5.03 AWARDS TO OUTSIDE DIRECTORS. Each Outside Director serving on the Board of Directors of the Association or its Affiliate on the Effective Date shall be issued a Restricted Stock Award equal to 4,750 shares of Restricted Stock. The total number of shares that will be awarded or reserved for Outside Directors under this Plan shall not exceed one percent (1%) of the shares issued in the Offering.

         Any person who becomes an Outside Director of the Association subsequent to the date of approval of this Plan by shareholders shall receive an Award of Restricted Stock equal to 100 shares, subject to availability.

         No Restricted Stock shall be earned by an Outside Director unless the Outside Director maintains continuous service with the Association or Affiliates until the restrictions lapse.

         5.04 MANNER OF AWARD. As promptly as practicable after a determination is made pursuant to Section 5.02 that a Restricted Stock Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Association or the Stock Holding Company, as the case may be, a restricted stock agreement setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock (the "Restricted Stock Agreement"), together with a stock power endorsed in blank. Thereafter, the Recipient's Restricted Stock and stock power shall be deposited with an escrow agent specified by the Association (the "Escrow Agents") who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock Awarded under the Plan shall be registered in the name of the Recipient.

         5.05 TREATMENT OF FORFEITED SHARES. In the event shares of Restricted Stock are forfeited by a Recipient hereunder, such shares shall be returned to the Association or the Stock Holding Company and shall be held and accounted for by the Association or the Stock Holding Company pursuant to the terms of the Plan until such time as the Committee re-awards such shares to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.       TERMS AND CONDITIONS OF RESTRICTED STOCK

         The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs 6.01 through 6.09 of this
Section 6, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

         6.01 GENERAL RULES. Restricted Stock shall be earned by an Employee at the rate determined by the Committee. Restricted Stock Awards granted to Outside Directors shall be earned by an Outside Director at the rate determined by the Committee. Subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to shares issued to Employees, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

         6.02     CONTINUOUS SERVICE; FORFEITURE. Except as provided in Section
6.04 hereof, if a Recipient ceases to maintain Continuous Service for any reason (other than death, Disability or Retirement as provided in Section 6.03), unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6.01 shall upon such termination of Continuous Service be forfeited and returned to Trust.

         6.03 EXCEPTION FOR TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. Notwithstanding the general rule contained in Section 6.01, Restricted Stock awarded to a Recipient whose employment with or service to the Association or an Affiliate terminates due to death, Disability or Retirement, or any part thereof that has not theretofore been earned, shall be deemed earned as of the Recipient's last day of employment with the Association or an Affiliate.

         6.04 EXCEPTION FOR A CHANGE IN CONTROL. Notwithstanding the general rule contained in Section 6.01, all Restricted Stock subject to a Restricted Stock Award held by a Recipient shall be deemed earned as of the effective date of a Change in Control of the Association, the Company or the Stock Holding Company.

         6.05 REVOCATION FOR CAUSE. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Restricted Stock Award, or portion thereof, previously awarded under this Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of an Employee whose employment is terminated by the Association or an Affiliate for Cause, or who is discovered after termination of employment to have engaged in conduct that would have justified termination for Cause.

         6.06 RESTRICTED STOCK LEGEND. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent and shall bear the following (or a similar) legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1995 Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of Community Savings, F. A., 660 U.S. Highway One, North Palm Beach, Florida 33408-1808."

         6.07 PAYMENT OF DIVIDENDS. After a Restricted Stock Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends or stock dividend paid with respect to such shares. Unless the Recipient has made an election under Section 83(b) of the Code, any dividends so paid on shares which have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid.

         6.08 VOTING OF RESTRICTED SHARES. After a Restricted Stock Award has been granted, the Recipient as owner of such shares shall have the right to vote such shares.

         6.09 DELIVERY OF EARNED SHARES. At the expiration of the restrictions imposed by Section 6.01, the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6.02 applies in the case of a deceased Recipient, to his Beneficiary, the certificate(s) and stock power deposited with it pursuant to Section 6.04 and the shares represented by such certificate(s) shall be free of the restrictions referred to Section 6.01.

7.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any change in the outstanding shares subsequent to the effective date of the Plan by reason of any reorganization (other than the Reorganization), recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure, including, but not limited to, the conversion of the Company and the formation of the Stock Holding Company in connection therewith as part of a Conversion Transaction, or shares of the Association, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number of shares subject to unvested Awards shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Association in the manner provided in Section
6.06 hereof.

8.       ASSIGNMENTS AND TRANSFERS

         No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Recipient, by will or the laws of descent and distribution.

9.       EMPLOYEE RIGHTS UNDER THE PLAN

         No Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Association or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Association or any Affiliate.

10.      WITHHOLDING TAX

         Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Employee under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Association shall have the right to require the Employee or other person receiving such shares to pay the Association the amount of any taxes which the Association is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Association shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Association is required to withhold with respect to such dividend payments.

11.      TREATMENT OF RESTRICTED STOCK IN THE EVENT OF CONVERSION TRANSACTION

         In the event that the Company converts to stock form in a Conversion Transaction, any Restricted Stock shall be exchanged into shares of Common Stock of the Stock Holding Company, provided, however, that if for any reason such shares are not to be exchanged, the Stock Holding Company shall, simultaneously with the closing of the Conversion Transaction, purchase Restricted Stock for cash equal to the fair market value of such Restricted Stock or Shares. Any exchange of shares or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

12.      AMENDMENT OR TERMINATION

         The Board of Directors of the Association or the Stock Holding Company may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 6 hereof) no amendment shall be made without approval of the shareholders of the Association which shall (i) materially increase the aggregate number of shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of shares which may be subject to Awards to Recipients who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan.

13.      GOVERNING LAW

         The Plan shall be governed by the laws of the State of Florida.

14.      TERM OF PLAN

         The Plan shall become effective upon its adoption by the Board of Directors of the Association, following the approval of the Plan by shareholders. It shall continue in effect for a term of fifteen years unless sooner terminated under Section 12 hereof.